AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This Amendment is hereby made to the Amended and Restated Loan and Security Agreement dated the 1st day of October, 1994, as amended, ("Agreement") by and between Deutsche Financial Services Corporation ("DFS"), Deutsche Financial Services, a division of Deutsche Bank Canada, successor-in-interest to Deutsche Financial Services Canada Corporation ("DFSC") (DFS and DFSC being herein collectively referred to as "DFS"), GEHL Company ("GEHL"), Hedlund Martin, Inc. ("Hedlund") and Gehl Power Products, Inc. ("Gehl Power Products") (GEHL, Hedlund Martin and Gehl Power Products being herein collectively referred to as "GEHL").

     WHEREAS, GEHL is purchasing all of the issued and outstanding stock of Mustang Manufacturing Company, Inc., a Minnesota corporation with its principal place of business located at County Road #45 North, Owatonna, Minnesota 55060 ("Mustang Manufacturing"); and

     WHEREAS, Mustang Manufacturing obtains inventory financing from DFS, and Mustang and its wholly-owned subsidiary, Mustang Finance, Inc., a Minnesota corporation with its principal place of business located at County Road #45 North, Owatonna, Minnesota 55060 ("Mustang Finance"), sell accounts receivable to DFS: and

     WHEREAS, GEHL wishes to consolidate all of the inventory borrowings by GEHL and Mustang Manufacturing from DFS under the Agreement; and

     WHEREAS, GEHL wishes Mustang Manufacturing and Mustang Finance to finance their accounts receivable with DFS under the Agreement rather than selling such accounts receivable to DFS.

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, DFS, GEHL, Mustang Manufacturing and Mustang Finance hereby agree as follows:

      The Agreement is amended to add Mustang Manufacturing and Mustang Finance as parties to the Agreement.

      By signing this Amendment, Mustang Manufacturing and Mustang Finance each agree: (a) to be a party to the Agreement and to be bound and obligated to all of the terms of the Agreement, which includes, but is not limited to, the grant of a security interest to DFS in all Collateral of Mustang Manufacturing and Mustang Finance, and (b) to perform all of the duties under the Agreement to the same extent as if each had been one of the original parties to the Agreement.

      Mustang Manufacturing and Mustang Finance acknowledge receipt of a true and complete copy of such Agreement and all amendments thereto.

      This Amendment may be signed in any number of counterparts, all of which taken together will constitute but one and the same Amendment.

     IN WITNESS WHEREOF, the authorized representatives of the parties have executed this Amendment to Amended and Restated Loan and Security Agreement as of the 2nd day of October, 1997.


ATTEST:                         MUSTANG MANUFACTURING, INC.

                                By:
                Secretary
                                Title:


ATTEST:                         MUSTANG FINANCE, INC.
                                By:
                Secretary
                                Title:


GEHL COMPANY                    HEDLUND MARTIN, INC.

By:                             By:

Title:                          Title:

GEHL POWER PRODUCTS, INC.       DEUTSCHE FINANCIAL SERVICES CORPORATION

By:                             By:

Title:                          Title:


DEUTSCHE FINANCIAL SERVICES,
A Division of Deutsche Bank Canada
(Successor-in-Interest to Deutsche Financial Services
Canada Corporation)


By:                             By:

Title:                          Title: